Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-69165, 333-81593, 333-42340, 333-58420, 333-58422, 333-139284, and 333-169691 on Form S-8 of our report dated March 9, 2012 (and March 7, 2013 as to the 2011 and 2010 amounts in Note 13), relating to the 2011 and 2010 consolidated financial statements of Blucora, Inc. appearing in this Annual Report on Form 10-K of Blucora, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

March 7, 2013